UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2021

FHC HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

N/A(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

As previously reported, on December 3, 2020, FHC Holdings Corporation (f/k/a Francesca’s Holding Corporation) (the “Company”) and each of its subsidiaries (together with the Company, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) for relief under chapter 11 of title 11 of the United States Code, §§ 101-1532, et seq. in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re FHC Holdings Corporation, et al., Case No. 20-13076 (BLS).

On January 30, 2021, the Debtors completed the sale of substantially all of their assets to Francesca’s Acquisition, LLC, an affiliate of TerraMar Capital LLC, and Tiger Capital Group, LLC.

Confirmation of Plan

On May 25, 2021, the Debtors filed with the Bankruptcy Court the Debtors’ First Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation (as it may be amended, supplemented, or otherwise modified, the “Plan”). On July 20, 2021, following the hearing to consider confirmation of the Plan, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ First Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation (as it may be amended, supplemented, or otherwise modified the “Confirmation Order”), which confirmed the Plan. Copies of the Plan and Confirmation Order are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference into this Item 1.03. Capitalized terms used in this Current Report on Form 8-K and not otherwise defined will have the meanings given to them in the Confirmation Order or Plan, as applicable.

Summary of Plan

The Plan constitutes a liquidating chapter 11 plan for the Debtors that seeks to distribute the net proceeds from the sale of the Debtors’ business, provide for the termination of the Debtors’ remaining business operations, liquidate the Debtors’ remaining assets, and wind down the Debtors’ affairs in an orderly process. Upon the conclusion of distributions under the Plan, the Plan Administrator will wind down the Debtors’ Estates, seek approval to close the Chapter 11 Cases, and dissolve the Debtors under applicable law.

The Plan provides that on the Effective Date of the Plan, Anthony M. Saccullo, the Debtors’ Wind-Down Officer, will be appointed as the initial Plan Administrator and serve in accordance with the Plan. On the Effective Date, the Plan Administrator shall be deemed the sole manager, officer, and representative of the Fran Liquidation Estates to exercise the rights, power, and authority of the Fran Liquidation Estates under applicable provisions of the Plan and bankruptcy and non-bankruptcy law. The Plan Administrator shall act for the Fran Liquidation Estates in a fiduciary capacity implementing the liquidation and wind-down of the Fran Liquidation Estates subject to the provisions of the Plan. Among other things, the Plan Administrator is empowered to: (i) collect and liquidate the Estate Assets; (ii) assert and enforce all legal or equitable remedies and defenses belonging to the Debtors or their Estates; (iii) take such actions the Plan Administrator deems appropriate in its reasonable business judgment against any Person with respect to a Claim or Estate Cause of Action; (iv) make distributions to Holders of all Allowed Claims, including Allowed Claims for Professional Fees, in accordance with the Plan; (v) employ professionals to assist it in carrying out its duties; (vi) pursue recoveries for the Holders of General Unsecured Claims; (vii) prepare financial statements and post-confirmation quarterly reports; (viii) effect all actions and execute all agreements, instruments, and other documents, and take all actions, necessary to consummate the Plan and wind down the Debtors’ businesses; (ix) pay all other expenses for winding down the affairs of the Debtors; (x) implement and/or enforce all provisions of the Plan; (xi) perform all other duties required by the Bankruptcy Code; and (xii) exercise such other powers as may be vested in the Plan Administrator by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Plan Administrator to be necessary and proper to implement the provisions of the Plan.

The Plan creates four classes of Claims against, and Equity Interests in, the Debtors. Holders of Allowed Claims in Class 1 (Priority Non-Tax Claims) and Class 2 (Secured Claims) shall be paid in full in cash in accordance with the terms of the Plan. Holders of Allowed Claims in Class 3 (General Unsecured Claims) may receive distributions under the Plan to the extent of available Estate Assets. Holders of Equity Interests in Class 4 will not receive any distributions or receive or retain any property under the Plan on account of such Equity Interests. In addition, Holders of Allowed Administrative Claims and Allowed Priority Tax Claims shall also be paid in full in cash in accordance with the terms of the Plan. The Plan Administrator will make all distributions under the Plan to the appropriate Holders of Allowed Claims in accordance with the terms of the Plan.

The Plan will become effective on the Business Day of, on, or promptly following the satisfaction or waiver of the following conditions: (i) the Confirmation Order shall have become a Final Order in full force and effect and shall not subject to any stay of effectiveness; (ii) the Confirmation Date shall have occurred and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending; (iii) the Plan Administrator shall be duly appointed, qualified, and acting in that capacity; (iv) all Statutory Fees incurred for periods arising prior to the Effective Date shall be paid by the Debtors or placed in a reserve for such purpose; (v) all documents to be executed, delivered, assumed, or performed upon or in connection with consummation of the Plan shall have been executed, delivered, assumed, or performed, as the case may be, and any conditions contained therein shall have been satisfied or waived in accordance therewith, including all documents included in the Plan Supplement; (vi) all other actions, documents, certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered, as the case may be, to the appropriate parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable law; and (vii) there shall not be in effect any (a) order, opinion, ruling, or other decision entered by any court or other Governmental Unit or (b) U.S. or other applicable law staying, restraining, enjoining, prohibiting, or otherwise making illegal the implementation of any of the transactions contemplated by the Plan. The Effective Date is anticipated to occur on July 30, 2021. Once effective, Article XIII of the Plan contains certain release, exculpation, and injunction provisions that may affect the rights of Holders of Claims and Equity Interests.

The foregoing description is a summary of the material terms of the Plan, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Cautionary Note to Holders of the Company’s Common Stock

As of December 3, 2020, the Company had 3,030,305 shares of common stock issued and outstanding. On May 10, 2021, Nasdaq delisted the Company’s common stock. The Plan, as approved by the Bankruptcy Court, provides that the Holders of Equity Interests in the Debtors, including, without limitation, common stock of the Company, will not receive any distribution on account of their Equity Interests and that such common stock will be cancelled on the Effective Date.

Assets and Liabilities

As of July 3, 2021 the Company had total assets of approximately $51,626,469 and total liabilities of approximately $79,086,031, as disclosed in the Company’s most recent monthly operating report filed with the Bankruptcy Court on July 21, 2021 and filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2021.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this Current Report on Form 8-K are “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that are expected. These risks and uncertainties include, but are not limited to, the following: risks attendant to the bankruptcy process, including the Company’s ability to realize proceeds from remaining assets and distribute such proceeds in accordance with the confirmed Plan; the Company’s ability to obtain court approval of motions or requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the effects of the Chapter 11 Cases, including increased legal and other professional costs incurred in connection with the administration of the Chapter 11 Cases and the Company’s confirmed Plan on the Company’s liquidity; the length of time that the Company will operate under chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; and risks related to the trading of the Company’s common stock on the OTC Pink Market and impacts from the delisting of the Company’s common stock from the Nasdaq Stock Market LLC. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in the Company’s forward-looking statements, please refer to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 2, 2020 filed with the SEC on May 1, 2020. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
2.1	Debtor’s First Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation

99.1	Findings of Fact, Conclusions of Law, and Order Confirming Debtor’s First Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FHC HOLDINGS CORPORATION

Date: July 26, 2021	By:	/s/ Anthony Saccullo
Anthony Saccullo
Chief Wind-Down Officer